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                                                                    EXHIBIT 99.3

                 REVOCABLE PROXY OF UNITED SAVINGS AND LOAN BANK

                         SPECIAL MEETING OF SHAREHOLDERS
                                __________, 2003

         The undersigned hereby appoints _______________________________, and each of them (with full power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, $10.00 par value, of United Savings and Loan Bank ("United Savings") held of record by the undersigned on ______, 2003, at the Special Meeting of Shareholders (the "Special Meeting") to be held at the Four Seas Restaurant, 714 South King Street, Seattle, Washington 98104 on _________, 2003, AT __:00 _.M., local time, and at any and all adjournments of such Special Meeting, as follows:

1.       A proposal to approve the Agreement and       FOR   AGAINST  ABSTAIN
         Plan of Merger dated as of May 19, 2003       [ ]     [ ]      [ ]
         and as amended as of June 13, 2003, among Washington Federal, Inc., Washington
         Federal Savings and Loan Association and
         United Savings and Loan Bank; and

2.       To transact such other business as may
         properly come before the Special Meeting or any adjournment or postponement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE
                       THE AGREEMENT AND PLAN OF MERGER.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. HOWEVER, IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof, and after notifying the Secretary of United Savings prior to the time of voting at the Special Meeting of your decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt from United Savings prior to the execution of this proxy of the Notice of Special Meeting of Shareholders and the Proxy Statement/ Prospectus dated _______ __, 2003.

                             (Sign on reverse side)

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                      ___________________________________
                          PRINT NAME OF SHAREHOLDER(S)
                      (As it appears on Stock Certificate)

_______________________________                 ________________________________
SIGNATURE OF SHAREHOLDER                        SIGNATURE OF SHAREHOLDER

No. of Shares Owned:___________                 Dated: __________________, 2003

                                    * * * * *

         Please sign exactly as your name appears on this proxy form and complete the number of shares owned. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign.

     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS FORM OF PROXY, TOGETHER WITH
      THE ACCOMPANYING FORM OF ELECTION, TO UNITED SAVINGS IN THE ENCLOSED,
                            POSTAGE-PREPAID ENVELOPE.